                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): August 22, 2002



                            LYONDELL CHEMICAL COMPANY
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

     1-10145                                                   95-4160558
(Commission File Number)                                   (I.R.S. Employer
                                                          Identification No.)



1221 McKinney Street, Suite 700, Houston, Texas                   77010
    (Address of principal executive offices)                    (Zip Code)


                                 (713) 652-7200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.    Acquisition of Assets.

On August 22, 2002, Lyondell Chemical Company ("Lyondell") issued 34 million shares of new Series B common stock, warrants to purchase 5 million shares of Lyondell's original common stock at a price of $25 per share and the right to receive a contingent payment having a value of up to $35 million to Occidental Chemical Holding Corporation, a subsidiary of Occidental Petroleum Corporation for $440 million in cash and used the proceeds of the issuance to purchase Occidental's 29.5% interest in Equistar Chemicals, LP ("Equistar"). Lyondell now owns 70.5% of Equistar.

Item 7.    Financial Statements and Exhibits.

           (a)    Financial Statements of Business Acquired

                  1. Equistar consolidated balance sheets as of December 31, 2001 and 2000 and the related consolidated statements of income, partners' capital and cash flows and notes thereto for each of the three years in the period ended December 31, 2001 which are included on pages 28 through 51 of its annual report on Form 10-K for the year ended December 31, 2001, filed by Equistar Chemicals, LP on March 15, 2002 (File No. 333-76473), which financial statements, to the extent herein described, are incorporated herein by reference.

                  2. Equistar consolidated balance sheets as of June 30, 2002 and December 31, 2001 and the consolidated statements of income and cash flows and notes thereto for the six months ended June 30, 2002 and 2001, which are included on pages 1 through 10 in its quarterly report on Form 10-Q for the six months ended June 30, 2002, filed by Equistar Chemicals, LP on August 13, 2002 (File No. 333-76473), which financial statements, to the extent herein described, are incorporated herein by reference.

           (b) Unaudited Pro Forma Financial Information of Lyondell Chemical Company

                                                                                Page No.
                  Unaudited Pro Forma Financial Data                               1
                  Balance Sheet as of June 30, 2002                                2
                  Income Statement for the Six Months Ended June 30, 2002          3
                  Income Statement for the Year Ended December 31, 2001            4
                  Notes to Unaudited Pro Forma Financial Statements                5


           (c)    Exhibits.

                  10.1 Securities Purchase Agreement dated as of July 8, 2002 between Lyondell and Occidental Chemical Holding Corporation (incorporated by reference to Exhibit 10.1 of Lyondell's Form 8-K dated July 8, 2002)

                  10.2 Occidental Partner Sub Purchase Agreement dated as of July 8, 2002 among Lyondell , Occidental Chemical Holding Corporation, Oxy CH Corporation, and Occidental Chemical Corporation (incorporated by reference to Exhibit 10.2 of Lyondell's Form 8-K dated July 8, 2002)

                  99.1 Effect of Goodwill Amortization on Equistar Chemicals, LP Earnings

                  99.2 Pages 30 through 51 of Equistar's 2001 Annual Report on Form 10-K incorporated by reference into this Current Report on Form 8-K.

                  99.3 Pages 1 through 10 of Equistar's Quarterly Report on Form 10-Q for the six months ended June 30, 2002 incorporated by reference into this Current Report on Form 8-K.

                  99.4 Pages 63 through 101 of Lyondell's 2001 Annual Report on Form 10-K incorporated by reference into this Current Report on Form 8-K.

                  99.5 Pages 1 through 20 of Lyondell's Quarterly Report on Form 10-Q for the six months ended June 30, 2002 incorporated by reference into this Current Report on Form 8-K.

                            LYONDELL CHEMICAL COMPANY
                       UNAUDITED PRO FORMA FINANCIAL DATA

     The unaudited pro forma financial statements of Lyondell Chemical Company ("Lyondell") below give effect to: (1) the sale of 34 million shares of new Series B common stock ("Series B Common Stock"), warrants to purchase 5 million shares of Lyondell's original common stock ("Original Common Stock") at a price of $25 per share and the right to receive a contingent payment having a value of up to $35 million that may be paid, at Lyondell's option, in shares of Series B Common Stock or Original Common Stock, (collectively "the Securities"), to Occidental Chemical Holding Corporation ("OCHC"), a subsidiary of Occidental Petroleum Corporation ("Occidental") and (2) the purchase of Occidental's 29.5% interest in Equistar Chemicals, LP ("Equistar"), as if both transactions had been completed as of June 30, 2002 for purposes of the pro forma balance sheet and January 1, 2001 for purposes of the pro forma income statements. These unaudited pro forma financial statements do not necessarily reflect the results of operations or financial position of Lyondell that would have resulted had such transactions actually been consummated as of such dates. Also, they are not necessarily indicative of the future results of operations or the future financial position of Lyondell.

     The unaudited pro forma financial statements have been prepared based on the estimated fair value of the Securities issued on August 22, 2002. As described under "Item 2. Acquistition of Assets," the transactions have specified values of approximately $440 million. The difference in indicated value primarily relates to changes in Lyondell's stock price during the period subsequent to January 23, 2002, the date Lyondell confirmed its interest in purchasing Occidental's 29.5% interest in Equistar.

     The unaudited pro forma financial statements should be read together with the financial statements and notes of Lyondell, which are incorporated by reference from Lyondell's Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002.

                            Lyondell Chemical Company
                        Unaudited Pro Forma Balance Sheet

                               As of June 30, 2002

                                                                   Historical       Adjustments       Pro Forma
                                                                 --------------   --------------   --------------
                                                                   (Dollars in millions, except per-share data)
                             ASSETS

Cash and cash equivalents ....................................   $         215    $          --    $         215
Accounts receivable, net .....................................             360                               360
Inventories ..................................................             312                               312
Prepaid expenses and other current assets ....................              57                                57
Deferred tax assets ..........................................              23                                23
                                                                 --------------   --------------   --------------
     Total current assets ....................................             967               --              967
Property, plant and equipment, net ...........................           2,382                             2,382
Investment in Equistar Chemicals, LP .........................             472              792(a)         1,264
Other investments and long-term receivables ..................           1,128                             1,128
Goodwill, net ................................................           1,120                             1,120
Other assets, net ............................................             437                               437
                                                                 --------------   --------------   --------------
     Total assets ............................................   $       6,506    $         792    $       7,298
                                                                 ==============   ==============   ==============


              LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable .............................................   $         341    $          --    $         341
Current maturities of long-term debt .........................               6                                 6
Accrued liabilities ..........................................             232                2(a)           234
                                                                 --------------   --------------   --------------
Total current liabilities ....................................             579                2              581
Long-term debt ...............................................           3,831                             3,831
Other liabilities ............................................             589                               589
Deferred income taxes ........................................             578              340(a)           918
Minority interest ............................................             158                               158
Stockholders' equity:
     Common stock ............................................             120                               120
     Common stock, B Series ..................................              --               34(b)            34
     Additional paid-in capital ..............................             854              405(b)         1,270
                                                                                              8(c)
                                                                                              3(d)

     Retained earnings .......................................             141                               141
     Accumulated other comprehensive loss ....................            (269)                             (269)
     Treasury stock, at cost .................................             (75)                              (75)
                                                                 --------------   --------------   --------------
          Total stockholders' equity .........................             771              450            1,221
                                                                 --------------   --------------   --------------
Total liabilities and stockholders' equity ...................   $       6,506    $         792    $       7,298
                                                                 ==============   ==============   ==============

       See notes to Unaudited Pro Forma Financial Statements of Lyondell.

                            Lyondell Chemical Company
                      Unaudited Pro Forma Income Statement

                     For the Six Months Ended June 30, 2002

                                                                   Historical       Adjustments       Pro Forma
                                                                 --------------   --------------    --------------
                                                                   (Dollars in millions, except per-share data)
Sales and other operating revenues ............................  $       1,517                      $       1,517
Operating costs and expenses:
     Cost of sales ............................................          1,313                              1,313
     Selling, general and administrative expenses .............             86                                 86
     Research and development expense .........................             15                                 15
                                                                 --------------                     --------------
                                                                         1,414                              1,414
                                                                 --------------                     --------------
     Operating income .........................................            103                                103
Interest expense ..............................................           (187)                              (187)
Interest income ...............................................              5                                  5
Other income, net .............................................             (3)                                (3)
                                                                 --------------                     --------------
     Loss before equity investments and income taxes ..........            (82)                               (82)
Income (loss) from equity investments:
     Equistar Chemicals, LP ...................................            (50)   $         (45)(e)          (101)
                                                                                             (6)(f)
     Other ....................................................             61                                 61
                                                                 --------------   --------------    --------------
                                                                            11              (51)              (40)
                                                                 --------------   --------------    --------------
     Loss before income taxes .................................            (71)             (51)             (122)
Benefit from income taxes .....................................            (18)             (18)(g)           (36)
                                                                 --------------   --------------    --------------
Net loss ......................................................  $         (53)   $         (33)    $         (86)
                                                                 ==============   ==============    ==============
Basic and diluted loss per common share .......................  $        (.45)                     $        (.56)(i)
                                                                 ==============                     ==============
Cash dividends per share ......................................  $         .45                      $         .45
                                                                 ==============                     ==============
Basic and diluted weighted average shares outstanding (in
   thousands) .................................................        117,565                            154,098(h)
                                                                 ==============                     ==============

       See notes to Unaudited Pro Forma Financial Statements of Lyondell.

                            Lyondell Chemical Company
                      Unaudited Pro Forma Income Statement

                      For the Year Ended December 31, 2001

                                                                Historical(j)     Adjustments        Pro Forma
                                                               ---------------   --------------    -------------
                                                                  (Dollars in millions, except per-share data)
Sales and other operating revenues ........................    $       3,193                       $      3,193
Operating costs and expenses:
     Cost of sales ........................................            2,799                              2,799
     Selling, general and administrative expenses .........              157                                157
     Research and development expense .....................               32                                 32
     Amortization of goodwill .............................               30                                 30
     Unusual charges ......................................               63                                 63
                                                               -------------                       ------------
                                                                       3,081                              3,081
                                                               -------------                       ------------
Operating income ..........................................              112                                112
Interest expense ..........................................             (386)                              (386)
Interest income ...........................................               17                                 17
Other expense, net ........................................               (4)                                (4)
                                                               -------------                       ------------
     Loss before equity investments, income taxes and
extraordinary item ........................................             (261)                              (261)
                                                               -------------                       ------------
Income (loss) from equity investments:
     Equistar Chemicals, LP ...............................              (77)    $        (83)(e)          (172)
                                                                                          (12)(f)
     Other ................................................              117                                117
                                                               -------------     ------------      ------------
                                                                          40              (95)              (55)
                                                               -------------     ------------      ------------
     Loss before income taxes and extraordinary item ......             (221)             (95)             (316)
Benefit from income taxes .................................              (76)             (33)(g)          (109)
                                                               -------------     ------------      ------------
Loss before extraordinary item ............................    $        (145)    $        (62)     $       (207)(k)
                                                               =============     ============      ============
Basic and diluted loss before extraordinary item
    per common share ......................................    $       (1.24)                      $      (1.36)(i)(k)
                                                               =============                       ============
Cash dividends per share ..................................    $         .90                       $        .90
                                                               =============                       ============
Basic and diluted weighted average shares
   outstanding (in thousands) .............................          117,563                            152,431 (h)
                                                               =============                       ============

       See notes to Unaudited Pro Forma Financial Statements of Lyondell.

                            Lyondell Chemical Company
                Notes to Unaudited Pro Forma Financial Statements

(a) To reflect the acquisition of an additional 29.5% interest in Equistar, including the recognition of $340 million of deferred tax liabilities and transaction expenses of $2 million. After this acquisition, Lyondell holds 70.5% of the Equistar partnership interests. Lyondell expects to continue to account for its investment in Equistar using the equity method of accounting, reflecting the joint governance of Equistar.

(b) To reflect the issuance and sale, as occurred on August 22, 2002, in accordance with the transaction documents, of 34.0 million shares of Series B Common Stock, $1.00 par value. The $439 million fair value of the 34.0 million shares of Series B Common Stock issued was determined based on an average of the high and low per-share stock prices for Original Common Stock for 10 consecutive business days, beginning 4 business days prior to and ending 5 business days after August 8, 2002, the measurement date. The measurement date is the first date after the date the terms of the agreement were finalized and announced that the number of shares of Series B Common Stock to be issued became fixed without subsequent revision.

(c) To reflect the issuance of five million warrants at an estimated fair value of $1.60 per warrant. The fair value of the warrants was estimated using the Black-Scholes option-pricing model. Each warrant is exercisable for one share of Original Common Stock at $25 per share. Both the number of warrants and the exercise price are subject to adjustment depending on the 15 business-day average price for Lyondell's Original Common Stock. If the 15 business-day average price on December 31, 2002 is $11.00 or above, the number of warrants and the exercise price will not be adjusted. If the 15 business-day average price on that day is between $7.00 and $11.00: (1) the number of warrants will be determined by adding to five million the number computed by multiplying (a) $11.00 minus the 15 business-day average Original Common Stock price, by (b) 250,000 and (2) the exercise price will be determined by Original Common Stock price, by (y) $0.675. If the 15 business-day average price on that day is $7.00 or below: (1) the number of warrants will be increased to six million and (2) the exercise price will be reduced to $22.30 per share.

(d) To reflect the sale of the right to receive a contingent payment having a value of up to $35 million, payable in cash or shares of Original Common Stock or Series B Common Stock, as determined by Lyondell, that will be equivalent in value to 7.38% of Equistar's cash distributions for 2002 and 2003. The estimated fair value of $3 million of the right is based on estimates of future cash distributions from Equistar, adjusted for the risk attributable to the significant uncertainties associated with future events.

(e) To reflect the additional 29.5% interest in Equistar's net loss for the period. The $83 million adjustment for the year ended December 31, 2001 reflects a charge of $10 million resulting from Equistar's goodwill amortization. See Note (k).

(f) To reflect the change, resulting from the acquisition of an additional 29.5% interest in Equistar, in the accretion of the difference between Lyondell's investment in Equistar and its underlying equity in Equistar's net assets.

(g) To reflect the tax effect of the pro forma adjustments using the 35% U.S. federal statutory income tax rate.

(h) Series B Common Stock will pay dividends at the same rate as Original Common Stock, which, in all historical periods presented, was at an annual rate of $.90 per share. However, dividends on shares of Series B Common Stock may be paid, at Lyondell's option, in cash, in Original Common Stock or in additional Series B Common Stock. The pro forma financial information reflects the assumption that the dividends will be paid in additional Series B Common Stock and, therefore, such dividends increase the pro forma weighted average shares outstanding by 868,000 shares and 2,533,000 shares for the periods ending December 31, 2001 and June 30, 2002, respectively. The number of shares issued was based on the historical Original Common Stock prices for the 10 consecutive business days, beginning 4 days before and ending 5 business days after, the dividend payment date. If, instead, the dividends on Series B Common Stock were paid in cash, the cumulative cash dividends on the pro forma Series B Common Stock outstanding over the 18-month period ending June 30, 2002 would have been $46 million.

(i) Basic and diluted earnings per common share are based on weighted average shares outstanding, including the pro forma issuance of 34.0 million shares of Series B Common Stock as described in (b) above and the pro forma issuance of additional Series B Common Stock in payment of dividends on the pro forma Series B Common Stock outstanding as described in (h) above. The pro forma effect of the warrants is antidilutive in both periods presented.

(j) Amortization of intangible assets included in historical amounts for the year ended December 31, 2001 has been reclassified to conform to the June 30, 2002 presentation.

(k) Pre-tax earnings in 2002 and subsequent years will be favorably affected by $30 million annually because of the elimination of Lyondell's goodwill amortization upon adoption of SFAS No. 142, Goodwill and Other Intangibles. The following table presents Lyondell's reported net loss and earnings per share for the year ended December 31, 2001, as adjusted for goodwill amortization expense.

           Millions of dollars                                                        Historical      Pro Forma
           -------------------                                                       ------------   -------------
           Reported net loss before extraordinary item ...........................         $ (145)        $  (207)
           Add back: goodwill amortization, net of tax ...........................             22              28
                                                                                     ------------   -------------
           Adjusted net loss .....................................................         $ (123)        $  (179)
                                                                                     ============   =============

           Earnings per share
           ------------------
           Reported net loss before extraordinary item ...........................         $(1.24)        $ (1.36)
           Add back: goodwill amortization, net of tax ...........................            .19             .18
                                                                                     ------------   -------------
           Adjusted net loss .....................................................         $(1.05)        $ (1.18)
                                                                                     ============   ==============

Lyondell's earnings from its historical 41% equity interest in Equistar were not affected by Equistar's amortization of goodwill. The effect of Equistar's goodwill amortization was offset by the accretion of the excess of Lyondell's 41% share of Equistar's partners' capital over the carrying value of Lyondell's investment in Equistar. The pro forma reported net loss of $207 million above includes $10 million pretax, $6 million after tax, of Equistar goodwill amortization, representing Lyondell's additional 29.5% interest in Equistar's $33 million pretax annual goodwill amortization charge, which is not offset by accretion. The adjusted net loss adds back this $6 million after tax charge.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LYONDELL CHEMICAL COMPANY



                                                /s/ Charles L. Hall
                                           By: ______________________________
                                           Charles L. Hall
                                           Vice President and Controller
                                           (Duly Authorized Officer and
                                           Principal Accounting Officer)

Date: November 5, 2002

                                INDEX TO EXHIBITS

Exhibit
Number         Description
------         -----------

10.1 Securities Purchase Agreement dated as of July 8, 2002 between Lyondell and Occidental Chemical Holding Corporation (incorporated by reference to Exhibit 10.1 of Lyondell's Form 8-K dated July 8, 2002)

10.2 Occidental Partner Sub Purchase Agreement dated as of July 8, 2002 among Lyondell, Occidental Chemical Holding Corporation,
               Oxy CH Corporation, and Occidental Chemical Corporation (incorporated by reference to Exhibit 10.2 of Lyondell's Form 8-K dated July 8, 2002)

99.1           Effect of Goodwill Amortization on Equistar Chemicals, LP
               Earnings

99.2 Pages 30 through 51 of Equistar's 2001 Annual Report on Form 10-K incorporated by reference into this Current Report on Form 8-K.

99.3 Pages 1 through 10 of Equistar's Quarterly Report on Form 10-Q for the six months ended June 30, 2002 incorporated by reference into this Current Report on Form 8-K.

99.4 Pages 63 through 101 of Lyondell's 2001 Annual Report on Form 10-K incorporated by reference into this Current Report on Form 8-K.

99.5 Pages 1 through 20 of Lyondell's Quarterly Report on Form 10-Q for the six months ended June 30, 2002 incorporated by reference into this Current Report on Form 8-K.